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                                                           Exhibit (10)



                                     April 28, 1998


The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, DE 19809


     RE:  SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 55 TO
          REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 55 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized 100,000,000 shares of Class FFF Common Stock, $.001 par value per share and 100,000,000 shares of Class GGG Common Stock, $.001 par value per share, to be issued and sold by the Company (collectively, the "Shares"). Classes FFF and GGG are the Institutional and Advisor Classes, respectively, of the new BEA Select Economic Value Equity Fund (the "Fund"). The Amendment seeks to register an indefinite number of Shares.

     We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

     We assume that, prior to the effectiveness of the Amendment under the 1933 Act, the Company will have filed with the Maryland Department of Assessments and Taxation all necessary documents (the "Documents") to authorize, classify and establish the Shares.

     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the


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The RBB Fund, Inc.
April 28, 1998
Page 2

Company's Prospectus relating to the Funds and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 55 to the Company's Registration Statement.


                         Very truly yours,


                         /s/ Drinker Biddle & Reath LLP
                         -------------------------------
                         DRINKER BIDDLE & REATH LLP